                                                                     EXHIBIT 2.9





                            ASSET PURCHASE AGREEMENT


                                    between



                                PHARMACARE, INC.
                                   the Seller



                               DAVID STEPHENSON,
                        MIKE LAUTIGAR, WILLIAM CUNDIFF,
                      SAMUEL CUNDIFF, AND WALLACE CUNDIFF,
                                the Shareholders



                                      and




                     INSTITUTIONAL PHARMACY SERVICES, INC.,
                                   the Buyer

                               TABLE OF CONTENTS


ARTICLE I.   PURCHASE AND SALE.................................................................................1
             1.1   Purchase and Sale...........................................................................1
             1.2   Excluded Assets.............................................................................3
             1.3   Assumed Contracts, Leases and Liabilities...................................................3

ARTICLE II.  RECEIVABLES.......................................................................................4
             2.1  Collection of Receivables....................................................................4

ARTICLE III. PURCHASE PRICE....................................................................................4
             3.1 Purchase Price................................................................................4
             3.2 Allocation of Purchase Price..................................................................4

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF SELLER
             AND SHAREHOLDERS..................................................................................5
             4.1   Organization, Qualification and Authority...................................................5
             4.2   Absence of Default..........................................................................6
             4.3   Financial Statements........................................................................6
             4.4   Operations Since December 31, 1996 .........................................................6
             4.5   Absence of Certain Liabilities..............................................................8
             4.6   Employment Discrimination...................................................................8
             4.7   Licenses and Permits........................................................................8
             4.8   Medicare, Medicaid and Other Third-Party Payors.............................................9
             4.9   [Reserved]..................................................................................9
             4.10  Title to Assets.............................................................................9
             4.11  Leases and Contracts.......................................................................10
             4.12  Environmental Matters......................................................................11
             4.13  Miscellaneous Representations Relating to Real Estate......................................13
             4.14  Litigation.................................................................................14
             4.15  Seller's Employees.........................................................................14
             4.16  Labor Relations............................................................................14
             4.17  Insurance..................................................................................15
             4.18  Broker's or Finder's Fee...................................................................15
             4.19  Conflicts of Interest......................................................................15
             4.20  Intellectual Property......................................................................15
             4.21  Inventories................................................................................15
             4.22  Motor Vehicles.............................................................................16
             4.23  Employee Benefit Plans.....................................................................16

           4.24    Compliance with Healthcare Laws and Other Laws.............................................16
           4.25    Condition of Assets........................................................................17
           4.26    Tax Returns; Taxes.........................................................................17
           4.27    Operating Targets..........................................................................17
           4.28    Value of Assets............................................................................18
           4.29    Beds.......................................................................................18
           4.30    No Omissions or Misstatements..............................................................18
           4.31    Bulk Sales Law.............................................................................18
           4.32    Covenant Not to Compete....................................................................18

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF BUYER...........................................................19
           5.1     Organization, Qualification and Authority..................................................19
           5.2     Absence of Default.........................................................................19
           5.3     Broker's or Finder's Fee...................................................................19

ARTICLE VI. COVENANTS OF PARTIES..............................................................................20
           6.1     Preservation of Business and Assets........................................................20
           6.2     Absence of Material Change.................................................................20
           6.3     Ownership of Intellectual Property.........................................................20
           6.4     Access to Books and Records................................................................20
           6.5     Preserve Accuracy of Representations and Warranties........................................22
           6.6     Maintain Books and Accounting Practices....................................................22
           6.7     Indebtedness; Liens........................................................................22
           6.8     Compliance with Laws and Regulatory Consents...............................................22
           6.9     Maintain Insurance Coverage................................................................23
           6.10    Medicare and Medicaid Reporting............................................................23
           6.11    Current Return Filing......................................................................23
           6.12    WARN Act...................................................................................23
           6.13    No Sale, Merger or Consolidation...........................................................23
           6.14    Risk of Loss...............................................................................23
           6.15    Condemnation...............................................................................24
           6.16    Use of Medicare and Medicaid Provider Numbers..............................................24

ARTICLE VII.  CLOSING.........................................................................................24
           7.1     Closing....................................................................................24

ARTICLE VIII.  SELLER'S AND SHAREHOLDERS' CONDITIONS TO CLOSE.................................................24
           8.1     Representations and Warranties True at Closing; Compliance with
                   Agreement..................................................................................24
           8.2     No Action/Proceeding.......................................................................25
           8.3     Order Prohibiting Transaction..............................................................25

           8.4     Employment Agreement.......................................................................25

ARTICLE IX.  BUYER'S CONDITIONS TO CLOSE......................................................................25
           9.1     Representations and Warranties True at Closing; Compliance with
                   Agreement..................................................................................25
           9.2     Regulatory Approvals.......................................................................25
           9.3     No Action/Proceeding.......................................................................25
           9.4     Inspection of Assets; UCC Searches, etc....................................................26
           9.5     Order Prohibiting Transaction..............................................................26
           9.6     No Loss, Damage or Destruction.............................................................26
           9.7     Employment Agreement.......................................................................26
           9.8     Operating Targets..........................................................................26
           9.9     Value of Assets............................................................................26
           9.10    Beds.......................................................................................27
           9.11    Third-Party Consents.......................................................................27
           9.12    Approval of Board of Directors.............................................................27

ARTICLE X.  OBLIGATIONS OF SELLER AND SHAREHOLDER AT CLOSING..................................................27
           10.1    Documents Relating to Title................................................................27
           10.2    Possession.................................................................................28
           10.3    Opinion of Counsel.........................................................................28
           10.4    Corporate Good Standing and Corporate Resolutions..........................................28
           10.5    Closing Certificate........................................................................28
           10.6    Third-Party Consents.......................................................................28
           10.7    Taxes and Other Payments...................................................................29
           10.8    Insurance..................................................................................29
           10.9    Employment  Agreements.....................................................................29
           10.10   Additionally Requested Documents; Post Closing Assistance..................................29

ARTICLE XI.  OBLIGATIONS OF BUYER AT CLOSING..................................................................29
           11.1    Purchase Price.............................................................................29
           11.2    Assumption of Liabilities..................................................................29
           11.3    Opinion of Counsel.........................................................................30
           11.4    Corporate Good Standing and Board Resolutions..............................................30
           11.5    Closing Certificate........................................................................30

ARTICLE XII.  OPINION OF BUYER'S COUNSEL......................................................................30

ARTICLE XIII.  SURVIVAL OF PROVISIONS AND INDEMNIFICATION.....................................................30
           13.1    Survival...................................................................................30
           13.2    Indemnification by Seller and Shareholders.................................................31

           13.3    Indemnification by Buyer...................................................................31
           13.4    Rules Regarding Indemnification............................................................32
           13.5    Indemnity Period...........................................................................33
           13.6    Limitation on Claims.......................................................................33
           13.7    Indemnification Net of Benefits............................................................34

ARTICLE XIV.  PRESERVATION OF BUSINESS
           AND NONCOMPETE RESTRICTIONS........................................................................34
           14.1    Covenant Not to Compete....................................................................34
           14.2    Enforceability.............................................................................35

ARTICLE XV.  MISCELLANEOUS....................................................................................36
           15.1    Assignment.................................................................................36
           15.2    Other Expenses.............................................................................36
           15.3    Notices....................................................................................36
           15.4    Confidentiality; Prohibition on Trading....................................................37
           15.5    Controlling Law............................................................................37
           15.6    Headings...................................................................................37
           15.7    Benefit....................................................................................37
           15.8    Partial Invalidity.........................................................................37
           15.9    Waiver.....................................................................................37
           15.10   Counterparts...............................................................................38
           15.11   Interpretation; Knowledge..................................................................38
           15.12   Entire Agreement...........................................................................38
           15.13   Legal Fees and Costs.......................................................................38
           15.14   Disclosure.................................................................................38

                            ASSET PURCHASE AGREEMENT

                    THIS ASSET PURCHASE AGREEMENT (this "Agreement"), is made on March 24, 1997, by and among PHARMACARE, INC., a Virginia corporation (the "Seller"), DAVID STEPHENSON, MIKE LAUTIGAR, WILLIAM CUNDIFF, SAMUEL CUNDIFF, and WALLACE CUNDIFF, residents of the State of Virginia (the "Shareholders"), and INSTITUTIONAL PHARMACY SERVICES, INC., a Maryland corporation (the "Buyer") and wholly-owned subsidiary of Capstone Pharmacy Services, Inc., a Delaware corporation ("Capstone").

                                R E C I T A L S:

          WHEREAS, Seller owns and operates a pharmacy business in the Vinton, Virginia area providing institutional pharmacy services, all as more particularly described on the attached Exhibit A describing the services and products provided by Seller at each of its locations (the "Business"); and

          WHEREAS, Shareholders own all of the issued and outstanding securities of Seller; and

          WHEREAS, except for the Excluded Assets (as such term is defined herein), Seller and Shareholders desire to sell and transfer all of the Assets (as such term is defined herein) of the Business to Buyer, and Buyer desires to purchase the same from Seller, subject to the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises, the mutual covenants contained in this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound agree as follows:


                         ARTICLE I.  PURCHASE AND SALE

          1.1 Purchase and Sale. Seller agrees to sell, transfer, assign, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, all right, title and interest in all assets (except the Excluded Assets listed on Exhibit 1.2) of Seller of every kind and type, tangible or intangible, real and personal, that are owned or leased by Seller necessary or reasonably needed to operate the Business (collectively, the "Assets"), free and clear of all encumbrances, mortgages, pledges, liens, security interests, obligations and liabilities other than the Assumed Liabilities (as defined in Section 1.3) (except for those certain agreements included in the term "Assets" and more particularly identified on Exhibit 10.1(d) which require the consent of the other contracting party to any assignment and for which consent was not obtained), which Assets include, without limitation, the following:

                    (1) All right, title and interest of Seller in and to all of the land and real estate owned or leased by Seller and used in connection with the Business as listed on the attached Exhibit 1.1(1) and in and to all structures, improvements, fixed assets and fixtures including fixed machinery and fixed equipment situated thereon or forming a part thereof and all appurtenances, easements and rights-of-way related thereto (collectively, the "Real Estate");

                    (2) All tangible personal property, pharmaceutical and other equipment, machinery, data processing hardware and transferable software, furniture, furnishings, appliances, vehicles and other tangible personal property of every description and kind and all replacement parts therefor used in connection with the Business including, without limitation, the items listed on the attached Exhibit 1.1(2) (collectively, the "Equipment and Furnishings");

                    (3) All inventory of goods and supplies used or maintained in connection with the Business (collectively, the "Inventory");

                    (4)        All accounts and notes receivable (the
"Receivables");

                    (5) All patient, medical, personnel and other records related to the Business (including both hard and microfiche copies), and all manuals, books and records used in operating the Business, including, without limitation, personnel policies and files and manuals, accounting records, and transferable computer software;

                    (6) To the full extent transferable, all licenses, permits, registrations, certificates, consents, accreditations, approvals and franchises necessary to operate and conduct the Business, together with assignments thereof, if required, and all waivers which Seller currently has, if any, of any requirements pertaining to such licenses, permits, registrations, certificates, consents, accreditations, approvals and franchises;

                    (7) All goodwill, and, to the extent assignable by Seller, all warranties (express or implied) and rights and claims related to the Assets or the operation of the Business;

                    (8)        All prepaid expenses;

                    (9) All contract and leasehold rights and interests pursuant to contracts for purchase or lease of personal property, contracts for purchase, sale, or lease of pharmaceuticals, supplies, equipment, goods or services, including those relating to long-term care facilities, currently furnished or to be furnished in connection with the Business and that are Assumed Liabilities (as such term is defined in paragraph 1.3(1));

                    (10) All intangible or intellectual property owned, leased, licensed or possessed by either Seller or Shareholders and utilized in connection with the Business, including without limitation, the name "Pharmacare" and derivatives thereof; and

                    (11) All Seller's right, title and interest in any partnerships, joint ventures or similar arrangements, subject to Buyer's approval.

          1.2 Excluded Assets. Seller is not selling and Buyer is not purchasing or assuming obligations with respect to the following (collectively, the "Excluded Assets"):

                    (1) Seller's corporate and fiscal records and other records that Seller is required by law to retain in its possession; and

                    (2)        The Excluded Assets set forth on the attached
Exhibit 1.2.

The parties acknowledge and agree that Seller is not conveying to Buyer any of the Excluded Assets and that, following Closing (as such term is defined herein), Buyer will not have any right, title, interest or obligation with respect to the Excluded Assets.

          1.3       Assumed Contracts, Leases and Liabilities.

                    (1) At Closing, Buyer will assume and agree to pay or perform, as the case may be, only (a) those obligations consisting of current trade accounts payable and other current working capital liabilities incurred in the ordinary course of business which Buyer expressly elects to assume as specifically set forth on Exhibit 1.3(a) attached hereto, up to, in the aggregate, Fifty One Thousand Two Hundred Eighty Six Dollars ($51,286.00) (the "Assumed Liabilities Cap"), and (b) those obligations arising after Closing and that do not relate to operation of the Business prior to Closing under those Leases and Contracts (as such term is defined in paragraph 4.11) that Buyer expressly elects to assume and (c) the vacation and sick-leave days listed on Exhibit 1.3(b) (collectively, the "Assumed Liabilities"). Notwithstanding anything in the Agreement to the_contrary, all of the liabilities set forth on Exhibit 1.3 (a) up to the Assumed Liabilities Cap and
Exhibit 1.3(b) and the Leases and Contracts set forth on Exhibit 4.11 shall be assumed by Buyer at Closing unless otherwise noted on such Exhibit.

                    (2) Except for the Assumed Liabilities, it is expressly agreed and understood by each of the parties to this Agreement that Buyer does not assume, and shall not be liable for, any debt, liability or obligation of Seller or Shareholders, of any type or description whatsoever, whether related or unrelated to the Assets, the Business or the transactions contemplated within this Agreement and that Seller and/or Shareholders shall remain liable and responsible for the payment or performance, as the case may be, of all debts, liabilities, obligations, contracts, leases, notes payable, accounts payable, commitments, agreements, suits, claims, indemnities, mortgages, taxes, contingent liabilities and other obligations of Seller and/or Shareholders including, without limitation, any and all investment tax credit recapture, depreciation recapture, recapture or prior period adjustments under Medicare, Medicaid and Blue Cross, all impositions of income tax and other taxes including, without limitation, payroll-related taxes; all employee wages, salaries and benefits including, without limitation, COBRA and WARN obligations, sick pay, and other accrued employee benefits including rights of Seller's retirees to participate in Seller's medical plans. Notwithstanding any statement contained in this Agreement or otherwise seemingly to the contrary, Buyer shall not be obligated to assume liabilities pursuant to paragraph 1.3(1)(a) in excess of, in the aggregate, an amount equal to the Assumed Liabilities Cap.


                            ARTICLE II.  RECEIVABLES

          2.1 Collection of Receivables. At Closing, Seller and Shareholder will take all appropriate action necessary to vest in Buyer all right, title and interest in the Receivables, and Buyer will proceed to collect the Receivables following Closing. In the event that any Receivable cannot be transferred to Buyer, then Seller and Shareholders shall collect the Receivable in compliance with all applicable laws, as Buyer's agents for the limited purpose of such collection, and shall immediately deliver to Buyer the gross proceeds of such collection. Seller and Shareholders shall each also provide such additional assistance in the collection process as Buyer may reasonably request. If, within 180 days following Closing, Buyer has collected less than the amount of the Receivables as reflected on the Financial Statements (as such term is defined in paragraph 4.3(1) in excess of the reserves also therein set forth, Seller and/or Shareholders shall promptly pay to Buyer the amount of the shortfall, less the amount of the reserves, and such receivables shall be transferred immediately by Buyer to Seller.


                          ARTICLE III.  PURCHASE PRICE

          3.1 Purchase Price. The purchase price payable by Buyer to Seller for the Assets and in consideration for the agreements contained herein, including the agreements contained in Article XIV hereof, shall be Eight Million Five Hundred Thousand Dollars ($8,500,000.00), subject to certain adjustments pursuant to Section 15.2 of this Agreement, payable in immediately available funds at Closing.

          3.2 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets in the manner set forth in Exhibit 3.2 attached hereto (the "Allocation").

The parties to this Agreement expressly agree that the Allocation shall be used by them for tax, reimbursement and all other purposes. Each party to this Agreement agrees that it will report the transaction completed pursuant to this Agreement in accordance with the Allocation, including any report made under
Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and that no such party will take a position inconsistent with the Allocation except with the prior written consent of the other parties hereto.


             ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF SELLER
                                AND SHAREHOLDERS

          As a material inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated herein, Seller and Shareholders hereby jointly and severally represent and warrant to Buyer, which representations and warranties shall be true and correct on the date hereof and as of the date of Closing, as follows:

          4.1 Organization, Qualification and Authority. Seller is a corporation duly organized and validly existing in the Commonwealth of Virginia and is in good standing. Since the date of its organization and incorporation, Seller has consistently observed and operated within the corporate formalities of the Commonwealth of Virginia and has consistently observed and complied with the general corporation law of such jurisdiction. Seller has full power and authority to own, lease and operate its facilities and assets as presently owned, leased and operated; to carry on its business as it is now being conducted; and is duly qualified to do business and is in good standing in the Commonwealth of Virginia. Seller does not conduct business in any other state. Except for Shareholders, no other person or entity owns or holds, has any interest in, whether legal, equitable or beneficial, or has the right to purchase, any capital stock or other security of Seller. Seller owns no capital stock, security, interest or other right, or any option or warrant convertible into the same, of any corporation, partnership, joint venture or other business enterprise. Seller has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all other documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated on the part of Seller hereby. Shareholders have the full right, power, and authority to execute, deliver, and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement, to consummate the transactions contemplated on the part of Shareholders hereby, and to take all actions necessary, in their capacity as the sole stockholders of Seller, to permit or approve the actions of Seller taken in connection with this Agreement. The execution, delivery and consummation of this Agreement, and all other agreements and documents executed in connection herewith by Seller, have been duly authorized by all necessary action on the part of Seller. No other action, consent or approval on the part of Seller, Shareholders or any other person or entity is necessary to authorize Seller's due and valid execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection hereto. This Agreement and all other agreements and documents executed in connection herewith by Seller and/or Shareholders, upon due execution and delivery thereof, shall constitute the valid and binding obligations of each of Seller and Shareholders, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

          4.2       Absence of Default.   The execution, delivery, and
consummation of this Agreement, and all other agreements and documents executed in connection herewith by Seller and/or Shareholders will not constitute a violation of, or be in conflict with, will not, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, create (or cause the acceleration of the maturity of) any debt, indenture, obligation or liability affecting the Assets or the Business pursuant to, result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the Assets, or otherwise adversely affect Buyer, Seller, or Business under: (a) any term or provision of the Articles of Incorporation or Bylaws of Seller; (b) except as set forth on the attached
Exhibit 10.1(d), any contract, lease, purchase order, agreement, document, instrument, indenture, mortgage, pledge, assignment, permit, license, approval or other commitment to which Seller and/or Shareholders are a party or by which Seller and/or Shareholders or the Assets are bound; (c) any judgment, decree, order, regulation or rule of any court or regulatory authority; or (d) except as set forth on Exhibit 10.1(d) Item 2 any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority or arbitration tribunal to which Seller and/or Shareholders and/or the Assets are subject.

          4.3       Financial Statements.

                    (1) Attached hereto as Exhibit 4.3 are true and correct copies of Seller's unaudited balance sheets as of December 31, 1996 and its unaudited income statements for the year then ending (the "Fiscal Year Financial Statements"), and the interim unaudited balance sheet and income statement of Seller for the two month period ended February 28, 1997 (the "Interim Financial Statements," which with the Fiscal Year Financial Statements shall be the "Financial Statements"). The Financial Statements are based on the books and records of Seller and present fairly, in compliance with statements and standards established by the American Institute of Certified Public Accountants, the financial position of Seller as of, and the results of its operations for, the periods specified.

                    (2) The books and records of Seller are in such order and completeness so that an unqualified audit may be performed for any period prior to Closing not already audited. Seller and Shareholders shall fully and readily cooperate with Buyer in Buyer's attempt to perform an audit of Seller for any period prior to Closing not already audited.

          4.4 Operations Since December 31, 1996 . Except as set forth on Exhibit 4.4, since December 31, 1996 there has been no:

                    (a) material change, financial or otherwise, which has, or could reasonably be unexpected to have, an adverse effect on any of the Assets, the Business or future prospects of the Business, or in the results of the operations of Seller;

                    (b) loss, damage or destruction of or to any of the Assets, whether or not covered by insurance;

                    (c) sale, lease, transfer or other disposition by Seller of, or mortgages or pledges of or the imposition of any lien, charge or encumbrance on, any portion of the Assets, other than those made in the ordinary course of business;

                    (d) increase in the compensation payable by Seller to Shareholders, any of Seller's employees, directors, independent contractors or agents, or any increase in, or institution of, any bonus, insurance, pension, profit-sharing or other employee benefit plan or arrangements made to, for or with the employees, directors, Shareholders, independent contractors or agents of Seller;

                    (e) cumulative net operating loss incurred in the operation of the Business;

                    (f) adjustment or write-off of Receivables or reduction in reserves for Receivables outside of the ordinary course of business;

                    (g) change in the accounting methods or practices employed by Seller or change in depreciation or amortization policies;

                    (h) issuance or sale by Seller or Shareholders, or contract or other commitment entered into by Seller or Shareholders, for the issuance or sale of any shares of capital stock or securities convertible into or exchangeable for capital stock of Seller;

                    (i) payment by Seller of any dividend, distribution (except to shareholders as listed on Exhibit 4.4 for payment of taxes, consistent with past practices) or extraordinary or unusual disbursement or expenditure or intercompany payable;

                    (j) sale, transfer, pledge, mortgage or other disposition of any of the Assets (except inventory and equipment held for rent in the ordinary course of business);

                    (k) merger, consolidation or similar transaction; or solicitations therefor;

                    (l) federal, state or local statutes, rule, regulation, order or case adopted, promulgated or decided which, to the best knowledge of Seller and Shareholders, adversely affects the Business or Assets;

                    (m) strike, work stoppage or other labor dispute adversely affecting the Business; or

                    (n) termination, waiver or cancellation of any rights or claims of Seller, under contract or otherwise.

          4.5       Absence of Certain Liabilities.  Except as set forth in
Exhibit 4.5 or in the Financial Statements, Seller has, and as of the Closing will have, no contingent liabilities or obligations, which, if incurred, will have a material adverse impact on the Assets.

          4.6       Employment Discrimination.  Except as disclosed in Exhibit
4.6 attached hereto, no person or party (including, without limitation, any governmental agency) has asserted, or to the best knowledge of Seller or Shareholders, has threatened to assert, any claim for any action or proceeding, against Seller (or any officer, director, employee, agent or Shareholders of Seller) arising out of any statute, ordinance or regulation relating to wages, collective bargaining, discrimination in employment or employment practices or occupational safety and health standards (including, without limitation, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, as amended, the Occupational Safety and Health Act, the Age Discrimination in Employment Act of 1967, the Americans With Disabilities Act or the Family and Medical Leave Act). The claims disclosed in Exhibit 4.6 will not result in any liability to or obligation of Buyer, and will not cause or lead to any lien or encumbrance being placed, created or filed against or upon any of the Assets.

          4.7       Licenses and Permits.

                    (1) Seller has all local, state and federal licenses, permits, registrations, certificates, contracts, consents, accreditations and approvals (collectively, the "Licenses and Permits") necessary for Seller to occupy, operate and conduct the Business, and there do not exist any waivers or exemptions relating thereto. There is no default on the part of Seller or any other party under any of the Licenses and Permits. There exist no grounds for revocation, suspension or limitation of any of the Licenses or Permits, except as set forth on Exhibit 4.7(1). Copies of each of the Licenses and Permits are attached to and listed on Exhibit 4.7(1) attached hereto. The most recent licensure surveys and deficiency reports related to each of these items has also been included in Exhibit 4.7(1). Seller is, and at the time of Closing will be, licensed by the regulatory bodies listed on
Exhibit 4.7(1). No notices have been received by Seller or Shareholders with respect to any threatened, pending, or possible revocation, termination, suspension or limitation of the Licenses and Permits.

                    (2) Each employee of Seller has all Licenses and Permits required for each such employee to perform such employees' designated functions and duties for Seller in connection with conducting the Business, and there exists no waivers or exemptions relating thereto. There is no default under, nor does there exist any grounds for revocation, suspension or limitation of, any such Licenses and Permits.

          4.8       Medicare, Medicaid and Other Third-Party Payors.

                    (1) Seller participates in the Medicare and Medicaid Programs (the "Programs"). A list of and copies of its existing Medicare and Medicaid contracts or, if such contracts do not exist, other documentation evidencing such participation (collectively, the "Program Agreements") are included in Exhibit 4.11 attached hereto. Seller is, and will be at the time of Closing, in full compliance with all of the terms, conditions and provisions of the Program Agreements.

                    (2) No notice of any offsets against future reimbursements under or pursuant to the Programs has been received by either Seller or Shareholders, nor is there any basis therefor. There are no pending appeals, adjustments, challenges, audits, litigation, notices of intent to recoup past or present reimbursements with respect to the Programs. Seller has not been subject to or threatened with loss of waiver of liability for utilization review denials with respect to the Programs during the past twelve
(12) months, nor have either Seller or Shareholders received notice of any pending, threatened or possible decertification or other loss of participation in, any of the Programs.

                    (3) Seller currently has contractual arrangements with Blue Cross and other third party payors. A list of and copies of its existing Blue Cross contracts and other third party payor contract(s) are included in Exhibit 4.11 attached hereto. Seller is, and will be at the time of Closing, in full compliance with all of the material terms, conditions and provisions of such contracts.

                    (4) All liabilities and contractual adjustments of Seller under any third party payor or reimbursement programs have been properly reflected and adequately reserved for in the Financial Statements. In the event that, following Closing, Buyer suffers any offsets against any reimbursement under any third-party payor or reimbursement programs due to Buyer relating to Seller's (or any agents of Seller's, including, without limitation, employees, officers and directors) actions or inactions during the periods on or prior to the Closing, then, to the extent not reserved for in the Financial Statements, Seller and/or Shareholders shall pay to Buyer the amounts so offset, with interest at a rate equal to eight percent (8%) per annum that shall begin to accrue ninety (90) days following notice to the Seller and Shareholders.

          4.9       [RESERVED]

          4.10      Title to Assets.

                    (1) Seller is the sole legal and beneficial owner of, or has the exclusive, unrestricted right and authority to use and transfer to Buyer, the personal property included in the Assets, free and clear of all mortgages, security interests, liens, leases, covenants, assessments, easements, options, rights of refusal, restrictions, reservations, defects in the title, encroachments, and other encumbrances, except for the failure to obtain consent set forth on Exhibit 10.1(d) in the Leases and Contracts attached hereto. The Assets are all the assets set forth on the Interim Financial Statements and/or used in the operation of the Business.

                    (2)        The descriptions of the Real Estate contained in
Exhibit 1.1(1) hereto and in each of the Assignment and Assumption of Lease Agreements required to be delivered by Seller to Buyer pursuant to paragraph 10.1(a) of this Agreement are accurate and sufficient for their intended purposes, and such descriptions include all real property leased or owned by Seller and used in connection with the Business or set forth on the Financial Statements. Seller owns no real estate. Seller is in lawful possession of all of the Real Estate, including, without limitation, the buildings, structures and improvements situated thereon and appurtenances thereto, in each case free and clear of all mortgages, liens and other encumbrances or restrictions that are related to or impair the Assets or the Business. Additionally, Seller, as tenant, has the right and authority to transfer and convey the Real Estate to Buyer as contemplated by the terms of this Agreement, and such transfer and conveyance, once effected as contemplated hereunder, will vest in Buyer the lawful right to possess and use the leased Real Estate, superior in right to all others.

          4.11      Leases and Contracts.

                    (1) Exhibit 4.11 attached hereto sets forth a complete and accurate list of all contracts, including the Program Contracts, agreements, purchase orders, leases, subleases, options and commitments, oral or written, and all assignments, amendments, schedules, exhibits and appendices thereof, affecting or relating to the Business or any Asset or any interest therein, to which either Seller and/or Shareholders are a party or by which Seller, the Assets or the Business are bound or affected, including, without limitation, service contracts, management agreements, equipment leases and building leases pertaining to any part of the Real Estate (collectively, the "Leases and Contracts"). Complete and accurate copies of all written Leases and Contracts, as well as written summaries of the key terms of all oral Leases and Contracts, are also included in Exhibit 4.11. Except for the Assumed Liabilities, all Leases and Contracts and all other obligations and liabilities relating to the Assets and the Business shall be retained by Seller.

                    (2) None of the Leases and Contracts have been modified, amended, assigned or transferred and each is in full force and effect and is valid, binding and enforceable in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

                    (3) Except as set forth on Exhibit 4.11, no event or condition has happened or presently exists which constitutes a default or breach or, after notice or lapse of time or both, would constitute a default or breach by any party under any of the Leases and Contracts. There are no counterclaims or offsets under any of the Leases and Contracts.

                    (4) There does not exist any security interest, lien, encumbrance or claim of others created or suffered to exist on any interest created under any of the Leases and Contracts (except for those that result from or relate to leased Assets).

                    (5) No purchase commitment by Seller is in excess of Seller's ordinary business requirements.

                    (6) Assignment to Buyer of those Leases and Contracts constituting part of the Assumed Liabilities will not default (other than defaults caused by Buyer's failure to obtain consent of the other party in those agreements described on Exhibit 10.1(d)), alter or terminate any such Leases and Contracts, and such assignment will confer and convey all of Seller's rights thereunder to Buyer.

          4.12      Environmental Matters.

                    (1) Hazardous Substances. As used in this Section, the term "Hazardous Substances" means any hazardous or toxic substances, materials or wastes, including but not limited to those substances, materials, and wastes defined in Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances pursuant to 40 CFR Part 302, or which are regulated under any other Environmental Law (as such term is defined below), or any of the following: hydrocarbons, petroleum and petroleum products, asbestos, polychlorinated biphenyls, formaldehyde, radioactive substances (other than naturally occurring materials in place), flammables and explosives.

                    (2) Compliance with Laws and Regulations. All operations or activities upon, or any use of occupancy of the Real Estate, or any portion thereof, by Seller, any Affiliates of Seller (wherein the term "Affiliates" shall mean any person or entity controlling, controlled by or under common control at any time with Seller, and the term "control" shall mean the power, directly or indirectly to direct the management or policies of such person or entity), and any agent, contractor or employee of any agent or contractor of Seller or its Affiliates ("Agents"), or any tenant or subtenant of Seller of any part of the Real Estate is and has been in compliance with any and all laws, regulations, orders, codes, judicial decisions, decrees, licenses, permits and other applicable requirements of governmental authorities with respect to Hazardous Substances, pollution or protection of human health and safety (collectively, "Environmental Law"), including but not limited to the release, emission, discharge, storage and removal of Hazardous Substances. Seller, Affiliates and Agents have kept the Real Estate free of any lien imposed pursuant to Environmental Law. To the best knowledge of Seller and Shareholders, all prior owners, operators and occupants of the Real Estate complied with Environmental Law. Except for uses and storage or presence of Hazardous Substances reasonably necessary or incidental to the customary operation of a business similar to the Business, as appropriate, which if required, was duly licensed or authorized by appropriate governmental authorities or otherwise permitted by and complies with Environmental Law:

                               (a)       Neither Seller nor Affiliates nor, to
the best knowledge of Seller and Shareholders, the Agents have allowed the use, generation, treatment, handling, manufacture, voluntary transmission or storage of any Hazardous Substances over, in or upon the Real Estate, nor, to the best knowledge of Seller and Shareholders, has the Real Estate ever been used for any of the foregoing.
                               (b)       Neither Seller, Affiliates nor, to the
best knowledge of Seller and Shareholders, the Agents have installed or permitted to be installed, in or on the Real Estate friable asbestos or any substance containing asbestos in condition or amount deemed hazardous by Environmental Law respecting such material.

                               (c)       Seller has not at any time engaged in
or permitted, nor, to the best knowledge of Seller and Shareholders, has any tenant of Seller, Agent, Affiliate or any other occupant of the Real Estate, or any portion thereof, engaged in or permitted any dumping, discharge, disposal, spillage, or leakage (whether legal or illegal, accidental or intentional) of such Hazardous Substances, at, on, in or about the Real Estate, or any portion thereof that would subject the Real Estate or Buyer to clean-up obligations imposed by governmental authorities.

                               (d)       None of the Real Estate, nor any part
thereof, nor Seller nor any present owner or operator of the Real Estate (i) has either received or been issued a notice, demand, request for information, citation, summons or complaint regarding an alleged failure to comply with Environmental Law, or (ii) is subject to any existing, pending, or threatened investigation or inquiry by any governmental authority for failure to comply with, or any remedial obligations under, Environmental Law, and there are no circumstances known to Seller or Shareholders which could serve as a basis therefor. Seller has not assumed any liability of a third party for clean up under, or noncompliance with, Environmental Law.

                               (e)       Neither Seller, its Affiliates nor, to
the best knowledge of Seller and Shareholders, its Agents have transported or arranged for the transportation of any Hazardous Substances to any location which is listed or, to the best knowledge of Seller and Shareholders, proposed for listing under Environmental Law, or is the subject of any enforcement action, investigation or other inquiry under Environmental Law.

          Seller and Shareholders shall promptly notify Buyer in writing of any order of which either is aware, receipt of any notice of violation or noncompliance with any Environmental Law, any threatened or pending action of which either is aware by any regulatory agency or governmental authority, or any claims made by any third party of which it is aware relating to Hazardous Substances on, emanations on or from, releases on or from, any of the Real Estate which relate to the period prior to Closing; and shall promptly furnish Buyer with copies of any written correspondence, notices or legal pleadings and written summaries of any oral communications or notices in connection therewith. If, and only if, required by law or the failure to do so would impose liabilities on Buyer or the Assets, Buyer shall have the right, but shall not be obligated, to notify any governmental authority of any state of facts which may come to its attention with respect to Hazardous Substances on, released from or emanating from any part of the Real Estate. Buyer shall give Seller prior or simultaneous notice of such notification.

                    (3) Other Environmental Matters. There are no underground storage tanks on any portion of the Real Estate, and the Real Estate is free of dangerous levels of naturally-emitted radon. To the best knowledge of Seller and Shareholders, no portion of the Real Estate has ever been used as a landfill. Seller has furnished to Buyer a copy of any environmental audit, study, report or other analysis on the Real Estate, which Seller or its Affiliates obtained or was furnished.

          4.13      Miscellaneous Representations Relating to Real Estate.

                    (1) No part of the Real Estate is currently subject to condemnation proceedings, and, to the best knowledge of Seller and Shareholders, no condemnation or taking is threatened or contemplated. There are no public improvements which may result in special assessments against or otherwise affect the Real Estate. There are no facts known to either Seller or Shareholders that would adversely affect the possession, use or occupancy of the Real Estate.

                    (2) Attached as Exhibit 4.13 are complete copies of all appraisals, mechanical and structural studies or reports or assessments, engineering plans, architectural drawings, soil studies or surveys that have been prepared by or at the direction of Seller or Shareholders within the last five years relating to any of the Assets.

                    (3) All utilities serving the Real Estate are adequate to operate the Real Estate in the manner it is currently operated.

                    (4) All potable and industrial water and all gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Real Estate and the facilities of the Business are installed and operating and are sufficient to enable the Real Estate and the facilities of the Business to continue to be used and operated in the manner currently being used and operated, and any so-called hook-up fees or other associated charges accrued to date have been fully paid. Seller has received no written recommendation from any insurer to repair or replace any of the Assets with which Seller has not complied.

          4.14 Litigation. Except as set forth in Exhibit 4.14, neither Seller nor Shareholders have received notice of any violation of any law, rule, regulation, ordinance or order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, legislation and regulations applicable to the Medicare and Medicaid programs, Food and Drug Administration, Drug Enforcement Administration, state controlled substance agencies and boards of pharmacy, environmental protection, civil rights, public health and safety and occupational health). Except as set forth in Exhibit 4.14 attached hereto (for which Buyer assumes no liability), there are no lawsuits, proceedings, actions, arbitrations, governmental investigations, claims, inquiries or proceedings pending or, to the best knowledge of Seller and Shareholders, threatened involving Seller, Shareholders, any of the Assets or the Business.

          4.15 Seller's Employees. Exhibit 4.15 attached hereto sets forth: (a) a complete list of all of Seller's employees, and rates of pay, (b) true and correct copies of any and all fringe benefits and personnel policies,
(c) the employment dates and job titles of each such person, and (d) categorization of each such person as a full-time or part-time employee of Seller. For purposes of this paragraph, "part-time employee" means an employee who is employed for an average of fewer than twenty (20) hours per week or who has been employed for fewer than six of the twelve (12) months preceding the date on which notice is required pursuant to the "Worker Adjustment and Retraining Notification Act" ("WARN"), 29 U.S.C. Section 2102 et seq. Except as provided in Exhibit 4.11, Seller has no employment agreements with its employees and all such employees are employed on an at "at will" basis.
Exhibit 4.15 lists all ex-employees of Seller utilizing or eligible to utilize COBRA (health insurance). Seller will terminate all of its employees at Closing, and each of Seller and Shareholders agree, jointly and severally, to indemnify and hold Buyer harmless, from and against any and all claims of Seller's employees relating to their employment by Seller through Closing and such termination by Seller, whenever made. Other than Assumed Liabilities which include, without limitation, the vacation pay and sick leave specified on
Exhibit 1.3(b), the parties expressly agree that Seller shall retain responsibility for and fully and timely pay all salaries and wages, related payroll taxes and all sick leave, holiday, vacation benefits, retirement and other fringe benefits that have accrued to its employees through the date of Closing, including related payroll taxes.

Seller shall use its best efforts to retain its employees in their current positions up to Closing.

          4.16 Labor Relations. Seller is not a party to any labor contract, collective bargaining agreement, contract, Letter of Understanding, or any other arrangement, formal or informal, with any labor union or organization which obligates Seller to compensate Seller's employees at prevailing rates or union scale, nor are any of its employees represented by any labor union or organization. There is no pending or, to the best knowledge of Seller and Shareholders, threatened labor dispute, work stoppage, unfair labor practice complaint, strike, administrative or court proceeding or order between Seller and any present or former employee(s) of Seller. There is no pending or, to the best knowledge of Seller and Shareholders, threatened suit, action, investigation or claim between Seller and any present or former employee(s) of Seller. There has not been any labor union organizing activity at any location of Seller, or elsewhere, with respect to Seller's employees within the last three years.

          4.17 Insurance. Seller has in effect and has continuously maintained insurance coverage for all of its operations, personnel and assets, and for the Assets and the Business. A complete and accurate list of all such insurance policies is set forth in Exhibit 4.17 attached hereto, which policies have previously been provided to Buyer. Exhibit 4.17 also sets forth a summary of Seller's current insurance coverage (listing type, carrier and limits), and includes a list of any pending insurance claims relating to Seller. Seller and Shareholders agree, jointly and severally, to indemnify and hold harmless Buyer from and against such pending insurance claims. Seller is not in default or breach with respect to any provision contained in any such insurance policies, nor has Seller failed to give any notice or to present any claim thereunder in due and timely fashion.

          4.18 Broker's or Finder's Fee. Neither Seller nor Shareholders have employed, or is liable for the payment of any fee to, any finder, broker, consultant or similar person in connection with the transactions contemplated by this Agreement.

          4.19 Conflicts of Interest. None of the following is either a supplier of goods or services to Seller, or directly or indirectly controls or is a director, officer, employee or agent of any corporation, firm, association, partnership or other business entity that is a supplier of goods or services to Seller: (a) Shareholders, (b) any director or officer of Seller, or (c) any entity under common control with Seller or controlled by or related to Shareholders.

          4.20 Intellectual Property. All trademarks, service marks, trade names, patents, inventions, processes, copyrights and applications therefor, whether registered or at common law (collectively, the "Intellectual Property"), owned by Seller are listed and described in Exhibit 4.20 attached hereto. No proceedings have been instituted or are pending or, to the best knowledge of Seller and Shareholders, threatened which challenge the validity of the ownership by Seller of any such Intellectual Property. Seller has not licensed anyone to use any such Intellectual Property, and neither Seller nor Shareholders have any knowledge of the use or the infringement of any of such Intellectual Property by any other person. Seller owns or possesses adequate and enforceable licenses or other rights to use all Intellectual Property now used in the conduct of its Business.

          4.21 Inventories. The Inventory is and on Closing will be of a quality and quantity previously used by Seller in the ordinary course of business determined and valued consistent with Seller's past practice and containing no significant amount of excess, dated or obsolete inventory. The Inventory is properly valued at the lower of third party acquisition cost or market value on a first-in/first-out basis in accordance with generally accepted accounting principles consistently applied. Since the date of the Financial Statements, Seller has not decreased or substituted its items of Inventory other than in the ordinary course of business. Seller has fairly represented the nature and extent of the Inventory to its outside accountants on a consistent basis and in the exercise of good faith.

          4.22 Motor Vehicles. All motor vehicles used in the Business, whether owned or leased, are listed in Exhibit 1.1(2) attached hereto. All such vehicles are properly licensed and registered in accordance with applicable law.

          4.23      Employee Benefit Plans.

                    (1) Welfare Benefit Plans. Exhibit 4.23(1) attached hereto contains a true, accurate and complete list of each "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974 as amended ("ERISA")) maintained by Seller or to which Seller contributes or is required to contribute (such employee welfare benefit plans being hereinafter collectively referred to as the "Welfare Benefit Plans"). Copies of all Welfare Benefit Plans have previously been provided to Buyer.

                    (2) Pension Benefit Plans. Exhibit 4.23(2) attached hereto contains a true and complete list of each "employee pension benefit plan" (as defined in Section 3(2) of ERISA) maintained by Seller, to which Seller contributes or is required to contribute, or which covered employee of Seller during the period of their employment with any predecessor of Seller, including any multi-employer pension plan as defined under Internal Revenue Code of 1986, Section 414(f) (such employee pension benefit plans being hereinafter collectively referred to as the "Pension Benefit Plans"). Copies of all Pension Benefit Plans have previously been provided to Buyer.

                    (3) Liabilities. Unfunded liabilities under any Welfare Benefits Plans or Pension Benefit Plans are described on Exhibit 4.23(3) attached hereto. Buyer shall not be liable and not be responsible for any debt, obligation, responsibility or liability of Seller under any such plans. Seller shall be liable under its Welfare Benefit Plans and Pension

Benefit Plans for all claims due and unpaid at Closing and for all claims incurred before Closing, whether or not paid or presented before Closing.

          4.24 Compliance with Healthcare Laws and Other Laws. Seller has not made any kickback, bribe or payment to any person or entity, directly or indirectly, for referring, recommending or arranging business or patients with, to or for Seller which action could have a material adverse effect on the Business. The transactions contemplated under this Agreement comply with any applicable state antitrust or similar laws. None of the Leases and Contracts and no activity of Seller violates Section 1877 of the Social Security Act or any similar provision of applicable state law in any material respect. None of the Leases and Contracts and no activity of Seller violates provisions of applicable state law relating to the corporate practice of medicine in any material respect. The Seller is in compliance (without obtaining waivers, variances or extensions) with, all federal, state and local laws, rules and regulations which relate to the operations of the Business, except where the failure to be in compliance does not have a material adverse effect on the Business. All healthcare, tax and other returns, reports, plans and filings of any nature required to be filed by Seller with any federal, state or local governmental authorities and any third party payors have been properly completed, except where the failure to be so completed or filed does not have a material adverse effect on the Business, and timely filed in compliance with all applicable requirements. Each return, report, plan and filling contains no materially untrue or misleading statements and does not omit anything which would cause it to be misleading or inaccurate in any material respect. Seller shall retain and be responsible, for any liability incurred, and Seller shall be entitled to receive any refund or other benefit which may result from the same in connection with any such return, report, plan and filing.

          4.25 Condition of Assets. The Equipment and Furnishings are all of the "Equipment" reflected on the Financial Statements, other than those items sold and replaced in the ordinary course of business. The Assets together with the Excluded Assets comprise all of the following: all assets owned by Seller and all assets used in connection with the Business and any related businesses. All components of all of the Equipment and Furnishings (a) operate in accordance with their respective specifications, (b) perform the functions they are supposed to perform, (c) are free of structural, installation, engineering, or mechanical defects or problems, and (d) are otherwise in good working order. Seller has received no written recommendation from any insurer to repair or replace any of the Assets with which Seller has not complied. Except as otherwise disclosed in Exhibit 4.4, since December 31, 1996, the Business has been operated in conformity with the methods and procedures observed and utilized during the two year period immediately preceding December 31, 1996, and that since December 31, 1996 and except as required in the ordinary and usual course of the Business, no assets have been removed, distributed, assigned or paid by or from Seller.

          4.26 Tax Returns; Taxes. Seller has filed all federal, state and local tax returns and tax reports required by such authorities to be filed. Seller has paid all taxes, assessments, governmental charges, penalties, interest and fines due or claimed to be due (including, without limitation, taxes on properties, income, franchises, licenses, sales and payrolls) by any federal, state or local authority. Additionally, the reserves for taxes reflected in the Financial Statements are adequate to cover all tax liabilities accrued as of the respective dates thereof. There has never been and is not now pending a tax examination or audit of, nor any action, suit, investigation or claim asserted or, to the best knowledge of Seller and Shareholders, threatened against Seller by any federal, state or local authority; and Seller has not been granted any extension of the limitation period applicable to any tax claims.

          4.27 Operating Targets. For the twelve (12) month period ended at December 31, 1996, Seller achieved income, before interest, taxes and depreciation, and after the add-back of "Redundant or Unnecessary Expenses" (as defined on Exhibit 4.27 hereto), of at least One Million Six Hundred Thousand Dollars ($1,600,000.00). For the twelve (12) month period ended at December 31, 1996, Seller achieved net revenues of no less than Five Million Four Hundred Seventy Thousand Dollars ($5,470,000.00). These operating targets shall be computed in the manner set forth in Exhibit 4.27.

          4.28 Value of Assets. As of the date of Closing, the Assets shall have a net value (being the aggregate book value of the Assets, less the amount of Assumed Liabilities listed on Exhibit 1.3(a) and (b) hereto) of at least One Million Two Hundred Fifty One Thousand Three Hundred Ninety Nine Dollars ($1,251,399.00). From December 31, 1996 through Closing, no assets were removed, distributed, assigned or paid by or from Seller except (1) as required in the ordinary and usual course of the Business, and (2) as disclosed in this Agreement and/or the Exhibits hereto. At Closing the Assets shall be free from liabilities, mortgages, security interests, liens, leases, covenants, assessments, easements, options, rights of first refusal, restrictions, reservations, defects in title, encroachments or other encumbrances except those acceptable to Buyer which are associated with the Assumed Liabilities, except as set forth in Exhibit 10.1(d) and Section 4.31.

          4.29 Beds. As of the date of Closing, there shall be a minimum of 1,900 beds being actively serviced by Seller under agreements as set forth on Exhibit 4.11.

          4.30 No Omissions or Misstatements. There is no fact material to the Assets, liabilities, Business or prospects of Seller or the Business which has not been set forth or described in this Agreement or in the Exhibits hereto and that is material to the conduct, prospects, operations or financial condition of Seller, the Business or the Assets. None of the information included in this Agreement and Exhibits hereto, or other documents furnished or to be furnished by Shareholders or Seller, or any of its representatives, contains any untrue statement of a material fact or is misleading in any material respect or omits to state any material fact necessary in order to make any of the statements herein or therein not misleading in light of the circumstances in which they were made. Copies of all documents referred to in any Exhibit hereto have been delivered or made available to Buyer and constitute true, correct and complete copies thereof and include all amendments, exhibits, schedules, appendices, supplements or modifications thereto or waivers thereunder.

          4.31 Bulk Sales Law. Buyer and Seller agree that Seller has not provided notice of the sale of the Assets and Seller's creditors under the Uniform Commercial Code - Bulk Sales Act. Nevertheless, Seller's indemnity in
Section 13.2 hereof shall apply as to its failure to comply with the Bulk Sales Act.

          4.32 Covenant Not to Compete. The Seller and Shareholders hereby agree that that certain covenant not to compete dated October 12, 1990 between Seller and the Shareholders is void and is of no further force and effect.


              ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF BUYER

          As an inducement to Seller and Shareholders to enter into this Agreement and to consummate the transactions contemplated herein, Buyer hereby represents and warrants to Seller and Shareholders, which representations and warranties shall be true and correct on the date hereof and on the date of Closing, as follows:

          5.1 Organization, Qualification and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Buyer has the full corporate power and corporate authority to own, lease and operate its properties and assets as presently owned, leased and operated and to carry on its business as it is now being conducted. Buyer has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated on the part of Buyer hereby. The execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Buyer has been duly authorized by all necessary corporate action on the part of Buyer. No other action on the part of Buyer or any other person or entity is necessary to authorize the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith. This Agreement, and all other agreements and documents executed in connection herewith by Buyer, upon due execution and delivery thereof, shall constitute the valid binding obligations of Buyer, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

          5.2 Absence of Default. The execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by

Buyer will not constitute a violation of, be in conflict with, or, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, or create (or cause the acceleration of the maturity of) any debt, indenture, obligation or liability or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the Assets (except in the ordinary course pursuant to Buyer's existing credit agreement) under: (a) any term or provision of the Articles of Incorporation or Bylaws of Buyer; (b) any contract, lease, agreement, indenture, mortgage, pledge, assignment, permit, license, approval or other commitment to which Buyer is a party or by which Buyer is bound; (c) any judgment, decree, order, regulation or rule of any court or regulatory authority, or (d) any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority or arbitration tribunal to which Buyer is subject.

          5.3 Broker's or Finder's Fee. Buyer has not employed and is not liable for the payment of any fee to any finder, broker, government official, consultant or similar person in connection with the transactions contemplated by this Agreement, except for fees payable to Adirondack Capital.


                        ARTICLE VI. COVENANTS OF PARTIES

          6.1 Preservation of Business and Assets. Until the Closing, each of Seller and Shareholders shall use their best efforts and shall do or cause to be done all such acts and things as may be necessary to preserve, protect and maintain intact the operation of the Business and Assets as a going concern consistent with prior practice and not other than in the ordinary course of business, and to preserve, protect and maintain for Buyer the goodwill of the suppliers, employees, clientele, patients and others having business relations with Seller or the Business. Each of Seller and Shareholders shall use their best efforts to obtain all documents called for by this Agreement. Buyer, Seller and Shareholders shall use their best efforts to facilitate the consummation of the transactions contemplated under this Agreement. Until termination of this Agreement, Seller and Shareholders agree that except in the ordinary course of business they will not sell or transfer, or negotiate the sale or transfer of, either the Assets or any stock of Seller. Until the Closing except as set forth on Exhibit 4.4, Seller shall pay no dividend, and shall make no distribution or extraordinary payment to Shareholders or any third party or pay any intercompany payable and, other than in the ordinary course of business, Seller will not sell, discard or dispose of any of the Assets. None of the Leases and Contracts shall be amended between the date hereof and Closing without the prior written consent of Buyer. Until Closing, the Seller and any party in possession of all or any part of the Real Estate will not perform any material grading or excavation, construction or removal of any improvement, or make any material other change or improvement upon or about the Real Estate. Until the Closing, Seller and any party in possession of all or any part of the Assets will maintain and keep the Assets in a sanitary, well-maintained condition and in good order and repair.

          6.2 Absence of Material Change. Until Closing, neither Seller nor Shareholders shall make any change in the Business or in the utilization of the Assets outside the ordinary course of business and shall not enter into any other material contract or commitment or any other transaction with respect to the Business or the Assets without the prior written consent of Buyer.

          6.3 Ownership of Intellectual Property. Company will provide any and all assistance and cooperation required by Buyer (including, but not limited to the execution of all necessary documents and agreements) in order for Buyer to create, perfect or renew rights in any Intellectual Property (including but not limited to rights which are created, perfected or renewed subsequent to the Closing).



          6.4       Access to Books and Records.

                    (a) From the date hereof until the Closing, Seller shall give to Buyer and to Buyer's counsel, accountants and other representatives, full access to all of Seller's offices, properties, books, contracts, commitments, records and affairs relating to the Assets or the Business so that Buyer may inspect and audit them and shall furnish to Buyer a copy of all documents and information concerning the properties and affairs of Seller, the Business or the Assets as Buyer may request. If any such books, records and materials are in the custody of third parties, Seller shall direct such third parties to promptly provide them to Buyer. Copies of documents furnished to Buyer by Seller will be returned by Buyer upon request if the transactions contemplated hereunder are not consummated. Seller shall provide Buyer promptly with interim financial statements of Seller and any other management reports, as and when they are available.

                    (b) Following the Closing, Buyer shall permit Seller's representatives (including, without limitation, their counsel and auditors), during normal business hours, to have reasonable access to, and examine and make copies of, all books and records of the Business which relate to transactions or events occurring prior to the Closing. All out-of-pocket costs associated with the delivery of the requested documents shall be paid by Buyer.
                    (c) Following the Closing, Seller shall permit Buyer and its representatives (including, without limitation, their counsel and auditors), to have access to, and examine and make copies of, all books and records of Seller and its affiliates relating to the Business or Assets, which books and records are retained by Seller and which relate to transactions or events occurring prior to the Closing. For a period of five years after the Closing, Seller agrees that, prior to the destruction or disposition of any such books or records, Seller shall provide not less than forty-five (45) days', nor more than ninety (90) days', prior written notice to Buyer of such proposed destruction or disposal. If Buyer desires to obtain any such documents or records, it may do so by notifying Seller in writing at any time prior to the date scheduled for such destruction or disposal. In such event, Seller shall not destroy such documents or records and the parties shall then promptly arrange for the delivery of such documents or records to Buyer, its successors or assigns. All out-of-pocket costs associated with the delivery of the requested documents or records shall be paid by Buyer.

                    (d) Seller shall cause its accounting firm to consent to, and provide the necessary written consents for, the inclusion of the Financial Statements in any registration statements, private placement memoranda, and periodic reports, if any, necessary or appropriate in order to enable Buyer or its affiliates to comply with any applicable registration or reporting requirements of federal or state securities laws.

                    (e) After Closing, Seller and Shareholder shall make the books and records of Seller available to Buyer (and, without limitation, to Buyer's auditors and other agents) and shall otherwise cooperate with Buyer in order to permit Buyer to conduct an audit of Seller's financial statements for any period prior to Closing not already audited. Seller agrees to cooperate, with Buyer in Buyer's preparation of financial statements relating to such periods and Buyer's filing in a timely manner of registration statements, private placement memoranda and periodic reports, if any, pursuant to any applicable federal or state securities law.

          6.5 Preserve Accuracy of Representations and Warranties. Each of Seller and Shareholders shall refrain from taking any action which would render any representation and warranty contained in Article IV hereof untrue, inaccurate or misleading as of Closing. Seller and Shareholders will each promptly notify Buyer of any lawsuit, claim, administrative action or other proceeding asserted or commenced against Seller, its directors, officers or Shareholders, that may involve or relate in any way to Buyer, the Assets or the operation of the Business by Buyer. Seller and Shareholders each shall promptly notify Buyer of any facts or circumstances that come to either's attention and that cause, or through the passage of time may cause, any of Seller's and Shareholders' representations and warranties to be untrue or misleading at any time from the date hereof to Closing.

          6.6 Maintain Books and Accounting Practices. Until the Closing, Seller shall maintain its books of account in the usual, regular and ordinary manner on a basis consistent with prior years and shall make no change in its accounting methods or practices.

          6.7 Indebtedness; Liens. Until the Closing, with respect to the Assets, including the Business and operations conducted with the Assets, Seller shall not create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness for borrowed money, nor make any loan or advance to, or any investment in, any person or entity, nor create any lien, security interest, mortgage, right or other encumbrance in any of the Assets, without Buyer's prior written approval. At Closing the Assets will be free and clear of all mortgages, security interests, liens, leases, covenants, assessments, easements, options, rights of first refusal, restrictions, reservations, defects in title, encroachments or other encumbrances, except as specifically set forth in those Leases and Contracts which Buyer expressly elects to assume.

          6.8 Compliance with Laws and Regulatory Consents. Until the Closing, (a) Seller shall comply with all applicable statutes, laws, ordinances and regulations, (b) Seller shall keep, hold and maintain all certificates, registrations, accreditations, participations, licenses, and other permits necessary for the business and operation of the Assets, (c) Seller and Shareholders shall use their best efforts and shall cooperate fully with Buyer to obtain all consents, approvals, exemptions and authorizations of third parties, whether governmental or private, necessary to consummate the transactions contemplated under this Agreement, and (d) except as set forth on
Exhibit 10.1(d) and Section 4.31, Seller and Shareholders shall make and cause to be made all filings and give and cause to be given all notices which may be necessary or desirable under all applicable laws and under applicable contracts, agreements and commitments in order to consummate the transactions contemplated under this Agreement.

          6.9 Maintain Insurance Coverage. Until the Closing, Seller shall maintain and cause to be maintained in full force and effect the existing insurance on the Assets and the operations of the Business and shall provide at Closing evidence satisfactory to Buyer that such insurance continues to be in effect and that all premiums due have been paid. Seller will maintain its existing product and professional liability insurance on an "occurrence" basis policy, and covering at least five years after Closing.

          6.10 Medicare and Medicaid Reporting. Until the Closing, Seller shall timely file or cause to be filed all reports and claims of every kind, nature or description, required by law or by written or oral contract to be filed with respect to the purchase of services by third party payors, including, but not limited to, Medicare, Medicaid and Blue Cross. Seller has paid or will pay all liabilities for contracted adjustments, discounts, refunds and other offsets in connection with the filing of such reports and claims through the date of Closing.

          6.11 Current Return Filing. Seller shall be responsible for (a) the preparation and filing of the federal, state and local income tax and gross receipts and use tax returns for all the tax periods of Seller ending on or before the Closing; and (b) the payment of all such taxes when due.

          6.12 WARN Act. Within the period ninety (90) days prior to Closing, Seller will not temporarily or permanently close or shut down any "single site of employment" or any "facility" or any "operating unit," department or service within a single site of employment, as such terms are used in WARN.

          6.13 No Sale, Merger or Consolidation. Until the Closing, Shareholders shall not sell, pledge or transfer any of their capital stock in Seller, and Seller shall not sell all or substantially all of its assets, or merge or consolidate with any other entity; neither party shall solicit any inquiries, proposals or offers relating to any such transactions; and both parties shall promptly notify Buyer orally, and confirm in writing, of all relevant details relating to inquiries, proposals or offers which either may receive relating to any of the matters referred to in this paragraph.

          6.14 Risk of Loss. In the event there is any material damage to or loss of any of the Assets (whether by fire, theft, vandalism, or other cause or casualty), between the date hereof and the Closing, Buyer at its sole option, may elect either (a) to terminate this Agreement in its entirety, or
(b) to terminate this Agreement with respect to the damaged Assets only, with a reduction in the cash portion of the Purchase Price to be paid at Closing equal to the appraised value of the Assets damaged or lost plus the cost of such appraisal. Seller, Shareholders and Buyer shall mutually select an appraiser for such purpose.

          6.15 Condemnation. Until the Closing, in the event that any portion of the Assets become subject to or is threatened with any condemnation or eminent domain proceedings, then Buyer, at its sole option, may elect either
(a) to terminate this Agreement in its entirety, or (b) to terminate this Agreement with respect only to that portion of the Assets which is condemned or threatened to be condemned, with a reduction in the cash portion of the Purchase Price determined as provided in paragraph 6.14.

          6.16 Use of Medicare and Medicaid Provider Numbers. Seller agrees to allow Buyer to use Seller's Medicare and Medicaid provider numbers to the extent that income from Medicare and Medicaid has been allocated to Buyer from March 1 to Closing (the "Interim Period") pursuant to Section 7.1. Buyer agrees that it will hold all billings after closing until such time as Buyer receives Medicare and/or Medicaid Provider Numbers in its name, for a period not to exceed 90 days from Closing. Buyer agrees to use its best efforts to obtain its own Provider Numbers. Buyer hereby agrees to indemnify and hold Seller harmless from any and all claims which may arise from Buyer's use of Seller's Medicare and Medicaid provider numbers, including, but not limited to, any claims under the federal and state anti- kickback and anti-referral laws and the federal False Claims Act or similar laws except to the extent such claims arise from Seller's actions prior to closing. Buyer agrees to reimburse Seller and/or Shareholders, no later than April 15, 1997, for any tax liability incurred by Seller and/or Shareholders which is attributable to Buyer due to Buyer's use of such Provider Numbers during the Interim Period.

                             ARTICLE VII.  CLOSING

          7.1 Closing. If all of the conditions to Closing set forth in Articles VIII and IX hereof are satisfied, then the Closing shall occur on or by March 24, 1997, at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 1800 First American Center, 315 Deaderick Street, Nashville, Tennessee 37238, or at such other time or place as the parties may mutually agree (the "Closing"). Notwithstanding any statement herein seemingly to the contrary, upon consummation, for accounting purposes only, the parties hereto agree that Closing will be deemed to be effective, and the transfer of the Assets and assumption of the Assumed Liabilities will be deemed to have occurred, as of 12:01 a.m. local time on March 1, 1997 (the "Effective Date"). Accordingly, for accounting purposes, all income generated from operation of the Business on and after the Effective Date (and the corresponding income tax liability) will belong to Buyer, and adjustments to reflect the distribution of income and liabilities with respect to the Business as contemplated under this Agreement will be made as of the Effective Date in a manner mutually satisfactory to Buyer and Seller.


         ARTICLE VIII.  SELLER'S AND SHAREHOLDERS' CONDITIONS TO CLOSE

          The obligations of Seller and Shareholders under this Agreement are subject to the satisfaction on or prior to Closing, of the following conditions (which may be waived in writing by Buyer in whole or in part):

          8.1 Representations and Warranties True at Closing; Compliance with Agreement. The representations and warranties of Buyer contained in this Agreement (including the Exhibits and attachments hereto) or in any certificate or document delivered to Seller pursuant hereto, shall be deemed to have been made again at the Closing and shall then be true in all respects; and Buyer shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at Closing.

          8.2 No Action/Proceeding. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions hereunder contemplated, and no governmental agency or body or other entity shall have taken any other action or made any request of Seller or Buyer as a result of which Seller reasonably and in good faith deems that to proceed with the transactions hereunder may constitute a violation of law.

          8.3 Order Prohibiting Transaction. No order shall have been entered in any action or proceeding before any court or governmental agency, and no preliminary or permanent injunction by any court shall have been issued which would have the effect of

(a) making the transactions contemplated under this Agreement illegal, or (b) otherwise preventing consummation of such transactions. There shall have been no United States federal or state statute, rule or regulations enacted or promulgated after the date of this Agreement that would reasonably, directly or indirectly, result in any of the consequences referred to in this paragraph.

          8.4 Employment Agreement. Buyer and each of David Stephenson and Mike Lautigar shall have entered into an employment agreement in the form attached hereto as Exhibit 9.7(a) and (b), respectively.


                    ARTICLE IX.  BUYER'S CONDITIONS TO CLOSE

          The obligations of Buyer under this Agreement are subject to the satisfaction, on or prior to Closing, of the following conditions (which may be waived in writing by Seller and Shareholders in whole or in part):

          9.1 Representations and Warranties True at Closing; Compliance with Agreement. The representations and warranties of Seller and Shareholders contained in this Agreement (including the Exhibits and attachments hereto) or in any certificate or document delivered to Buyer in connection herewith, shall be deemed to have been made again at the Closing and shall then be true in all respects; and Seller and Shareholders shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at Closing.

          9.2 Regulatory Approvals. As set forth in Section 6.16, Seller has permitted Buyer to use Seller's Medicare and Medicaid numbers for the limited purposes set forth therein. Buyer will obtain (a) certification for participation in the Medicaid Programs of the states where the Business is conducted, (b) certification from the appropriate agency of the federal government for participation in the federal Medicare Program, and (c) all other consents, licenses, registrations, permits, approvals, provider contracts, necessary in the judgment of Buyer to acquire and operate the Assets and Business as contemplated hereunder.

          9.3 No Action/Proceeding. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transaction hereunder contemplated, and no governmental agency or body or other entity shall have taken any other action or made any request of Seller or Buyer as a result of which Buyer reasonably and in good faith deems that to proceed with the transactions hereunder may constitute a violation of law.

          9.4 Inspection of Assets; UCC Searches, etc. Buyer and its representatives shall have had and continue to have reasonable rights of inspection of the Assets in connection with Buyer's due diligence review, and the results of Buyer's inspection and due diligence review shall be acceptable to it. Seller shall have delivered to Buyer, at Seller's expense, all UCC financing statements and title searches, local and central, including fixtures, and federal and state pending litigation, tax lien and judgment searches, with respect to Seller, the Assets and the Business, including all "DBA's," tradenames and fictitious names of Seller, dated no more than ten (10) days prior to Closing, with results satisfactory to Buyer.

          9.5 Order Prohibiting Transaction. No order shall have been entered in any action or proceeding before any court or governmental agency, and no preliminary or permanent injunction by any court shall have been issued which would have the effect of (a) making the transactions contemplated under this Agreement illegal, (b) otherwise preventing consummation of such transactions, or (c) imposing material limitations on the ability of Buyer effectively to acquire and hold Assets, to operate the Business, or, in any case, to exercise rights of ownership pursuant thereto. There shall have been no federal or state statute, rule or regulations enacted or promulgated after the date of this Agreement that would reasonably result, directly or indirectly, in any of the consequences referred to in this paragraph.

          9.6 No Loss, Damage or Destruction. In the event there is any damage to or loss of any of the Assets, the terms of paragraphs 6.14 and/or 6.15, as applicable, shall have been complied with to the satisfaction of Buyer.

          9.7 Employment Agreement. Buyer and each of David Stephenson and Mike Lautigar shall have entered into an employment agreement in the form attached hereto as Exhibit 9.7(a) and (b), respectively.

          9.8 Operating Targets. As of the date of Closing, Seller and the Business shall meet the following minimum operating thresholds: (i) for the twelve (12) month period ended at December 31, 1996, Seller shall have achieved income, before interest, taxes and depreciation, and after the add-back of Redundant or Unnecessary Expenses, of at least One Million Six Hundred Thousand Dollars ($1,600,000.00); and (ii) for the twelve (12) month period ended at December 31, 1996, Seller shall have achieved net revenues of no less than Five Million Four Hundred Seventy Thousand Dollars ($5,470,000.00);

          9.9 Value of Assets. As of the date of Closing, the Assets shall have a net value (being the aggregate book value of the Assets, less the amount of Assumed Liabilities listed on Exhibit 1.3 hereto) of at least One Million Two Hundred Fifty One Thousand Three Hundred Ninety Nine Dollars ($1,251,399.00). From December 31, 1996 through Closing and except as required in the ordinary and usual course of the Business, no assets shall have been removed, distributed, assigned or paid by or from Seller. Further, upon Buyer's request, just prior to the time of Closing, Seller shall provide to Buyer interim, unaudited financial statements evidencing that no material change has occurred in connection with the Business or the Assets since the date of the Financial Statements. At Closing the Assets shall be subject to no liabilities, mortgages, security interests, liens, leases, covenants, assessments, easements, options, rights of first refusal, restrictions, reservations, defects in title, encroachments or other encumbrances except for the Assumed Liabilities, and except for any restrictions which arise due to failure to obtain consent as disclosed on Exhibit 10.1(d).

          9.10 Beds. As of the date of Closing, there shall be a minimum of 1,900 beds being actively serviced by Seller under agreements as set forth on Exhibit 4.11.

          9.11 Third-Party Consents. Seller shall provide to Buyer all consents and authorizations of governmental agencies and other third parties believed by Buyer to be necessary or advisable for the legal and proper consummation of all agreements and transactions contemplated within this Agreement, each in form and substance acceptable to Buyer, except as set forth on Exhibit 10.1(d).

          9.12 Approval of Board of Directors. This Agreement and consummation of the transactions contemplated hereunder shall have been approved by the Board of Directors of Seller.


          ARTICLE X.  OBLIGATIONS OF SELLER AND SHAREHOLDER AT CLOSING

          At Closing, Seller and Shareholder shall deliver or cause to be delivered to Buyer the following in form and substance reasonably satisfactory to Buyer:

          10.1 Documents Relating to Title. Seller shall execute, acknowledge, deliver and cause to be executed, acknowledged and delivered to
Buyer:

                    (a) An Assignment and Assumption of Lease agreement for each location of the leased Real Estate, each in form and substance reasonably satisfactory to Buyer, with all recording, stamp tax or other transfer fees paid by Seller, and conveying to Buyer the legal right to possess and use the leased Real Estate free and clear of all liens, mortgages, superior rights of possession or use, except for those expressly acceptable to Buyer.

                    (b)        A Bill of Sale, in form attached hereto as
Exhibit 10.1(b) and substance satisfactory to Buyer, warranting and conveying to Buyer good, valid and marketable title to all Assets, free and clear of all liens, mortgages, pledges, encumbrances, security interests, covenants, easements, rights of way, equities, options, rights of first refusal restrictions, special tax or governmental assessments, defects in title, encroachments and other burdens, except for the Assumed Liabilities and except as set forth in Exhibit 10.1(d).

                    (c) Certificates of title to all vehicles that constitute Assets endorsed by Seller together with completed originals of any forms required by all applicable states to transfer the same, free and clear of all liens, except for the Assumed Liabilities.

                    (d) An effective and enforceable assignment (except for the failure to obtain consent as set forth in Exhibit 10.1(d)) to Buyer of each of the Leases and Contracts which Buyer has agreed to assume.

          10.2 Possession. Seller shall deliver to Buyer full possession and control of the Business and Assets in accordance with the terms and conditions of this Agreement.

          10.3 Opinion of Counsel. Seller and Shareholders shall deliver to Buyer the favorable opinion of counsel for Seller and Shareholders, dated as of Closing, in the form attached hereto as Exhibit 10.3.

          10.4 Corporate Good Standing and Corporate Resolutions. Seller and Shareholders shall deliver to Buyer certificates of good standing from the Secretary of State of its state of organization, and from each jurisdiction in which Seller is qualified to do business, certified copies of the Bylaws and Articles of Incorporation of Seller (all dated the most recent practical date prior to Closing), certified copies of the resolutions of the Board of Directors and Shareholders of Seller authorizing the execution, delivery and consummation of this Agreement and the execution, delivery and consummation of all other agreements and documents executed in connection herewith by them, including all deeds, bills of sale and other instruments required hereunder, sufficient in form and content to meet the requirements of the law of the state of Seller's incorporation relevant to such transactions and certified by officers of Seller to be validly adopted and in full force and effect and unamended as of Closing.

          10.5 Closing Certificate. Seller and Shareholders shall deliver to Buyer a certificate of an officer of Seller and of Shareholders, dated as of Closing, certifying that (a) each covenant and obligation of Seller and Shareholders has been complied with by such parties, and (b) each representation and warranty of Seller and Shareholders is true and correct at the Closing as if made on and as of the Closing.

          10.6 Third-Party Consents. Except as set forth on Exhibit 10.1(d), Seller shall deliver to Buyer, all consents, estoppels, approvals and authorizations of governmental agencies and other third parties that Buyer believes are necessary or advisable for the legal and proper execution, delivery and consummation of this Agreement, and the transactions contemplated hereby, including, without limitation, those consents necessary for the assignment of Leases and Contracts pursuant to paragraph 10.1(d).

          10.7      Taxes and Other Payments.  Seller shall deliver to Buyer:

                    (a) A certificate of non-foreign status signed by the appropriate party and sufficient in form and substance to relieve Buyer of all withholding obligations under Section 1445 of the Code.

                    (b) Executed releases of all mortgages, security interests, liens, pledges, restrictions or other encumbrances on or applicable to the Assets, except those encumbrances permitted under Paragraph 9.10 or as provided in Exhibit 10.1(d) and Section 4.31.

          10.8 Insurance. Seller shall deliver evidence of its insurance coverage required by paragraph 6.8.

          10.9      Employment  Agreements.   David Stephenson and Mike
Lautigar shall deliver to Buyer the agreements described in paragraphs 9.7(a) and (b) herein.

          10.10 Additionally Requested Documents; Post Closing Assistance. At the reasonable request of Buyer at Closing and at any time or from time to time thereafter, Seller and Shareholders shall cooperate with Buyer to put Buyer in actual possession and operating control of the Assets and Business, execute and deliver such further instruments of sale, conveyance, transfer and assignment, as Buyer may reasonably request in order to effectively sell, convey, transfer and assign the Assets and Business to Buyer, to execute and deliver such further instruments and to take such other actions as Buyer may reasonably request to release Buyer from all obligation and liability with regard to any obligation or liability retained by Seller and/or Shareholders and to execute and deliver such further instruments and to cooperate with Buyer as Buyer may reasonably request or to enable Buyer to obtain all necessary health care or regulatory certifications, approvals, registrations, consents and licenses, accreditations or permits.


                  ARTICLE XI.  OBLIGATIONS OF BUYER AT CLOSING

          At Closing, Buyer shall deliver or cause to be delivered to Seller the following in a form and substance reasonably satisfactory to Seller:

          11.1 Purchase Price. Buyer shall make available to Seller the Purchase Price upon the terms specified in paragraph 3.1.

          11.2 Assumption of Liabilities. Buyer shall covenant to fully perform and comply with all of the Assumed Liabilities, subject to the provisions of this Agreement, from and after Closing.

          11.3 Opinion of Counsel. Buyer shall deliver to Seller a favorable opinion of counsel for Buyer, dated as of Closing, in the form specified in Article XII hereof.

          11.4 Corporate Good Standing and Board Resolutions. Buyer shall deliver to Seller a certificate of good standing from the Secretary of State of Maryland, dated the most recent practical date prior to Closing, together with a certified copy of the resolutions of the Board of Directors of Buyer approving this Agreement and the consummation of the transactions hereunder contemplated.

          11.5 Closing Certificate. Buyer shall deliver to Seller a certificate of an officer of Buyer, dated as of Closing, certifying that (a) each covenant and obligation of Buyer has been complied with by Buyer, and (b) each representation and warranty of Buyer is true and correct on the Closing as if made on and as of the Closing.


                    ARTICLE XII.  OPINION OF BUYER'S COUNSEL

          At the Closing, Buyer shall deliver to Seller an opinion of Harwell Howard Hyne Gabbert & Manner, P.C. dated the date of the Closing and pursuant to the Legal Opinion Accord of the ABA Section of Business Law (1991), in form and substance reasonably satisfactory to Seller and its counsel to the effect that:

                    (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and corporate authority to own, operate and lease its properties and assets and to carry on its business as now conducted.

                    (b) Buyer has the corporate power and corporate authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements delivered by Buyer at Closing and to consummate the transactions contemplated on the part of Buyer hereby and thereby; Buyer has taken all action required by law, and its Certificate of Incorporation and Bylaws, to authorize such execution, delivery and consummation of this Agreement, and this Agreement, and all other agreements delivered by Buyer at Closing constitute the valid and binding obligations of Buyer enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.


           ARTICLE XIII.  SURVIVAL OF PROVISIONS AND INDEMNIFICATION

          13.1 Survival. The covenants, obligations, representations and warranties of Buyer, Seller and Shareholder contained in this Agreement, or in any certificate or document delivered pursuant to this Agreement, shall be deemed to be material and to have been relied upon by the parties hereto notwithstanding any investigation prior to the

Closing, and shall survive the date of Closing and shall not be merged into any documents delivered in connection with the Closing.

          13.2 Indemnification by Seller and Shareholders. Subject to provisions of paragraph 13.4, Seller and Shareholders, jointly and severally, shall promptly indemnify, defend, and hold harmless Buyer, the directors, officers, shareholders, employees and agents of Buyer, and the Assets against any and all losses, costs, and expenses (including reasonable cost of investigation, court costs and legal fees) actually incurred resulting from (i) any breach by either Seller or Shareholders of any of the covenants, obligations, representations or warranties contained in this Agreement or any certificate or document of Seller and/or Shareholders delivered pursuant to this Agreement, (ii) any liability of Seller not expressly assumed by Buyer pursuant to paragraph 1.3, and (iii) any claim (whether or not disclosed herein) that is brought or asserted by any third party(ies) against Buyer arising out of the ownership, licensing, operation or conduct of the Business or Assets related to the operation of the Business prior to Closing or the conduct of any of Seller's employees, agents or independent contractors, relating to all periods of time through the date of Closing, except Seller and Shareholders shall not indemnify Buyer for claims arising out of Buyer's use of Seller's Medicare and Medicaid provider numbers and failure to obtain consent as set forth on Exhibit 10.1(d). Any indemnification payment made pursuant to this Article shall include interest at a floating rate equal to two points over the prime rate of Bankers Trust Company established from time to time (the "Rate"), payable for the period measured from one-hundred twenty (120) days following notice of the existence of such claim until the date of payment. The liability created under this paragraph shall be joint and several between Seller and Shareholders.

          13.3 Indemnification by Buyer. Subject to the provisions of paragraph 13.4, Buyer shall promptly indemnify, defend, and hold Seller harmless against any and all losses, costs, and expenses (including reasonable cost of investigation, court costs and reasonable legal fees actually incurred) and other damages resulting from (i) any breach by Buyer of any of its covenants, obligations, representations or warranties contained in this Agreement or any certificate or document of Buyer delivered pursuant to this Agreement,(ii) any claim which is brought or asserted by any third party(ies) against Seller for failure to pay or perform any of the Assumed Liabilities, and (iii) any claim that is brought or asserted by any third party(s) against Seller arising out of the ownership, licensing, operation or conduct of the Business or Assets or the conduct of any of Buyer's employees, agents or independent contractors, relating to all periods of time subsequent to the date of Closing including without limitation claims arising out of Buyer's use of Seller's Medicare and Medicaid provider numbers as more fully provided in
Section 6.16 and claims arising out of the liability for failure to obtain consent for assignment as set forth in Exhibit 10.1(d), Item 1. Any indemnification payment pursuant to the foregoing shall include interest at the Rate for the period measured from one- hundred twenty (120) days following notice of the existence of such claim until the date of payment.

          13.4 Rules Regarding Indemnification. The obligations and liabilities of each party which may be subject to indemnification liability hereunder (the "indemnifying party") to the other party (the "indemnified party") shall be subject to the following terms and conditions:

                    (1) Claims by Non-parties. The indemnified party shall give written notice within a reasonably prompt period of time to the indemnifying party of any written claim by a third party which is likely to give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreements contained in this Article, stating the nature of said claim and the amount thereof, to the extent known. The indemnified party shall give notice to the indemnifying party that pursuant to the indemnity, the indemnified party is asserting against the indemnifying party a claim with respect to a potential loss from the third party claim, and such notice shall constitute the assertion of a claim for indemnity by the indemnified party. If, within thirty (30) days after receiving such notice, the indemnifying party advises the indemnified party that it will provide indemnification and assume the defense at its expense, then so long as such defense is being conducted, the indemnified party shall not settle or admit liability with respect to the claim and shall afford to the indemnifying party and defending counsel reasonable assistance in defending against the claim. If the indemnifying party assumes the defense, counsel shall be selected by such party and if the indemnified party then retains its own counsel, it shall do so at its own expense. If the indemnified party does not receive a written objection to the notice from the indemnifying party within thirty (30) days after the indemnifying party's receipt of such notice, the claim for indemnity shall be conclusively presumed to have been assented to and approved, and in such case the indemnified party may control the defense of the matter or case and, at its sole discretion, settle or admit liability. If within the aforesaid thirty (30) day period the indemnified party shall have received written objection to a claim (which written objection shall briefly describe the basis of the objection to the claim or the amount thereof, all in good faith), then for a period of ten (10) days after receipt of such objection the parties shall attempt to settle the dispute as between the indemnified and indemnifying parties. If they are unable to settle the dispute, the unresolved issue or issues shall be settled by arbitration in Roanoke, Virginia in accordance with the rules and procedures of the American Arbitration Association.

                    (2) Claims by a Party. The determination of a claim asserted by a party hereunder (other than as set forth in subparagraph (1) above) pursuant to this Article shall be made as follows: The indemnified party shall give written notice within a reasonably prompt period of time to the indemnifying party of any claim by the indemnified party which has not been made pursuant to subparagraph (1) above, stating the nature of such claim and the amount thereof, to the extent known. The claim shall be deemed to have resulted in a determination in favor of the indemnified party and to have resulted in a liability of the indemnifying party in an amount equal to the amount of such claim estimated pursuant to this paragraph if within forty-five
(45) days after the indemnifying party's receipt of the claim the indemnified party shall not have received written objection to the claim. In such event, the claim shall be conclusively presumed to have been assented to and approved. If within the aforesaid forty-five (45) day period the indemnified party shall have received written objection to a claim (which written objection shall briefly describe the basis of the objection to the claim or the amount thereof, all in good faith), then for a period of sixty (60) days after receipt of such objection the parties shall attempt to settle the disputed claim as between the indemnified and indemnifying parties. If they are unable to settle the disputed claim, the unresolved issue or issues shall be settled by arbitration in Roanoke, Virginia in accordance with the rules and procedures of the American Arbitration Association.

                    (3) Claims by a Straddle Customer or Patient. Any claim by a customer or patient relating to professional negligence or similar matters involving a customer or patient served both prior to and subsequent to Closing will be the responsibility of either Seller and Shareholders, jointly and severally on the one hand, or Buyer, on the other hand, in accordance with the following guidelines: (i) if it is a claim in which the incident giving rise to liability clearly arose on or before the date of Closing, Seller and Shareholders shall respond to the loss and defense expenses; (ii) if it is a claim in which the incident giving rise to liability clearly arose subsequent to the date of Closing, Buyer shall respond to the loss and defense expenses; and
(iii) in the event that the incident giving rise to liability as to time is not clear, Seller, Shareholders and Buyer will jointly defend the case and each will fully cooperate with the others in such defense. Once the case is closed, if Buyer and Seller and Shareholders cannot agree to the allocation of both indemnity and expenses, then the matter shall be submitted to binding arbitration in Roanoke, Virginia in accordance with the rules and procedures of the American Arbitration Association.

          13.5 Indemnity Period. The representations, warranties and covenants, and the indemnity obligations related thereto, under this Agreement shall expire thirty-six (36) months from the Closing, except for claims under sections 4.8, 4.12, 4.24, and 4.26 hereof, which shall expire upon the expiration of the applicable statute of limitations. The indemnification obligations under this Agreement shall not expire as provided herein for a claim made, but not resolved, within the above periods.

          13.6      Limitation on Claims.  The limitations provided in this
Section 13.6 apply solely to the liability of the Shareholders and the Seller. The obligations of an indemnifying Shareholder or Seller under this Agreement shall not begin until the indemnified party incurs one or more liabilities which equal Fifty Thousand and No/100 Dollars ($50,000.00) (the "Basket"). Once the Basket is reached, the obligations of an indemnifying Seller or Shareholder under this Agreement shall apply to all claims of the indemnified party in excess thereof. In no event shall the obligations of an indemnifying Seller or Shareholder under this Agreement exceed the lesser of Five Million Dollars ($5,000,000.00) (the "Cap") or the amount of total consideration that such party received in connection with the sale of the Business, including the amount received as consideration pursuant to this

Agreement and/or the amount received as a dividend from the Seller and/or received as a non-compete payment in connection with the sale of the Business.

          The amount of the Basket notwithstanding, the Seller and Shareholders shall be liable for any of the following regardless of whether said liability is less than the amount of the Basket:

                    (1) any litigation which is listed on (or should have been listed on) Exhibit 4.14;

                    (2) obligations of Seller consisting of current trade accounts payable and other current working capital liabilities incurred in the ordinary course of business to the extent such liabilities exceed Fifty One Thousand Two Hundred Eighty Six Dollars ($51,286.00).

                    (3) offsets against any reimbursement under any third-party payor or reimbursement programs as more fully provided in Section
4.8 (4).

          13.7 Indemnification Net of Benefits. The amount for which any Shareholder or the Seller shall be liable under Article XIII of this Agreement shall be (i) net of any current tax benefits realized by the Buyer by reason of the facts and circumstances giving rise to the Shareholder's liability, and (ii) net of any insurance proceeds received by the Buyer which proceeds were attributable to the facts and circumstances giving rise to the right of indemnification.

                     ARTICLE XIV.  PRESERVATION OF BUSINESS
                          AND NONCOMPETE RESTRICTIONS

          14.1 Covenant Not to Compete. Seller and Shareholders hereby, jointly and severally, covenant and agree with Buyer that, during the "NONCOMPETE PERIOD" (as such term is defined herein) neither Seller nor Shareholders shall directly or indirectly, (a) within the "NONCOMPETE AREA" (as such term if defined herein), acquire, lease, manage, consult for, serve as agent or subcontractor for, finance, invest in, own any part of or exercise management control over any pharmaceutical operation or business which provides any goods or services competitive with the goods and services provided by the Business as of the Closing; (b) solicit for employment or employ any person who at Closing or thereafter became an employee of Buyer or an Affiliate unless such person is not so employed for at least six (6) months; or (c) with respect to any customer, patient, physician, physician group, or healthcare provider with whom Buyer or an Affiliate contracts with or serves in connection with the Business subsequent to Closing, or any potential customer with whom Buyer or Affiliate may reasonably be expected to contract with or service in connection with the Business within six (6) months of the Closing, either solicit the same in a manner which could adversely affect Buyer or an Affiliate or make statements to the same which disparage Buyer, an Affiliate, the Business or their respective operations in anyway. The

"NONCOMPETE PERIOD" shall commence at the Closing and terminate on the fifth anniversary thereof. The "NONCOMPETE AREA" shall mean (a) the area within a fifty (50) mile radius of each location at or for which Seller delivers pharmaceuticals as of the Closing, and (b) the area within a one hundred fifty
(150) mile radius of (i) each Virginia location from which the business of Buyer or Affiliate is operated or conducted as of the Closing, and (ii) each location from which the Business is operated or conducted as of the Closing. Ownership of less than five percent (5%) of the stock of a publicly held company shall not be deemed a breach of this covenant. Notwithstanding the foregoing, neither Wallace Cundiff, Samuel Cundiff nor William Cundiff nor Mike Lautigar shall be prohibited during the Noncompete Period from 1) working for, or owning an interest in, any retail pharmacy, including without limitation, the Cundiff Drug Store located in Vinton, Virginia, and the Blue Ridge Pharmacy in Blue Ridge, Virginia or 2) working for, or owning an interest in, the Richfield Pharmacy, Inc., which provides institutional pharmacy services in competition with the Buyer in the Noncompete area or 3) working as a consultant pharmacist at nursing homes which have captive institutional pharmacies which do not serve any other facilities. (1), 2), & 3) are hereinafter referred to as the "Noncompete Carveout"); provided however, the Noncompete Carveout shall not apply to Mike Lautigar for so long as he is employed by Buyer. Provided further, said exclusion of Cundiff Drug Store and Richfield Pharmacy, Inc. from the noncompete shall not be effective as to either the drug store or the pharmacy if either becomes part of a major institutional drug company.

          The period and area covered are expressly acknowledged and agreed to be fair, reasonable and necessary. In the event any covenant of this noncompete is held to be invalid, illegal or unenforceable because of the duration of such covenant, the geographic area covered thereby or otherwise, the parties agree that the tribunal making such determination shall have the power to reduce the duration, the area and/or other provisions of any such covenant to the maximum permissible and to include as much of its nature and scope as will render it enforceable, and, in its reduced form said covenant shall be valid, legal and enforceable.

          14.2 Enforceability. In the event of a breach of paragraph 14.1, Seller and Shareholders recognize that monetary damages shall be inadequate to compensate Buyer and Buyer shall be entitled, without the posting of a bond or similar security, to an injunction restraining such breach, with the costs (including attorneys fees) of securing such injunction to be jointly and severally borne by Seller and Shareholders. Nothing contained herein shall be construed as prohibiting Buyer from pursuing any other remedy available to it for such breach or threatened breach.

          All parties hereby acknowledge the necessity of protection against the competition of Seller and Shareholders and that the nature and scope of such protection has been carefully considered by the parties. The period provided and the area covered are expressly represented and agreed to be fair, reasonable and necessary. The consideration provided for herein is deemed to be sufficient and adequate to compensate

Seller and Shareholders for agreeing to the restrictions contained in paragraph
14.1. If, however, any court determines that the foregoing restrictions are not reasonable, such restrictions shall be modified, rewritten or interpreted to include as much of their nature and scope as will render them enforceable.


                           ARTICLE XV.  MISCELLANEOUS

          15.1 Assignment. Following Closing, Buyer may freely assign any or all of its rights or delegate any or all of its obligations under this Agreement without the express written consent of Seller or Shareholders. Neither Seller nor Shareholders may assign any rights or delegate any obligations under this Agreement without the prior written consent of Buyer, and any prohibited assignment or delegation will be null and void.

          15.2 Other Expenses. Except as otherwise provided in this Agreement, Seller and Shareholders shall pay all of their expenses in connection with the negotiation, execution, and implementation of the transactions contemplated by this Agreement and Buyer shall pay all of its expenses in connection with the negotiation, execution, and implementation of the transactions contemplated by this Agreement. In the event Seller or Shareholders has retained a broker or finder in connection with the transactions contemplated hereunder, such fee shall be paid in full at Closing by a deduction to the cash portion of the Purchase Price, and Seller will provide Buyer a pay-off letter from the broker or finder in form satisfactory to Buyer. All state and local sales and use taxes, recording fees and transfer taxes incurred in connection with the transactions contemplated within this Agreement shall be borne and timely paid by Seller. All ad valorem taxes incurred in connection with the transactions contemplated within this Agreement shall be shared equally by Seller and Buyer and shall be prorated as of Closing. The Purchase Price shall be reduced, on a dollar-per-dollar basis, to the extent and in an amount equal to any taxes that are accrued but unpaid by Seller as of the date of Closing.

          15.3 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given: (a) if delivered personally or sent by facsimile, on the date received, (b) if delivered by overnight courier, on the day after mailing, and (c) if mailed, five days after mailing with postage prepaid. Any such notice shall be sent as follows:

                    To Seller or Shareholders:

                    Pharmacare, Inc.
                    P. O. Box 883
                    Vinton, VA  24179
                    Attn:  David Stephenson
                    with a copy to:

                    Nicholas C. Conte
                    Woods Rogers & Hazelgrove PLC
                    First Union Tower, Suite 1400
                    10 South Jefferson Street
                    Roanoke, Virginia 24011

                    To Buyer:

                    Capstone Pharmacy Services, Inc.
                    9901 East Valley Ranch Parkway, Suite 3001
                    Irving, Texas 75063
                    Attn: Chief Executive Officer

                    with a copy to:

                    Mark Manner
                    Harwell Howard Hyne Gabbert & Manner, P.C.
                    1800 First American Center
                    Nashville, Tennessee  37238-1800

          15.4 Confidentiality; Prohibition on Trading. All parties agree to maintain the confidentiality of the existence of this Agreement and the transactions contemplated hereunder, unless disclosure is required by law. Seller, Shareholders and their Affiliates agree not to trade in the securities of Buyer or its Affiliates based upon any non-public information.

          15.5 Controlling Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia.

          15.6 Headings. Any table of contents and paragraph headings in this Agreement are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation.

          15.7 Benefit. Subject to paragraph 15.1, this Agreement shall be binding upon and shall inure to the exclusive benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.
This Agreement is not intended to, nor shall it, create any rights in any other party.

          15.8 Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. Further, there shall be automatically substituted for such invalid or unenforceable provision a provision as similar as possible which is valid and enforceable.

          15.9 Waiver. Neither the failure nor any delay on the part of any party hereto in exercising any rights, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy; nor shall any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any other right, power or remedy. No waiver of any of the provisions of this Agreement shall be valid unless it is in writing and signed by the party against which it is sought to be enforced.

          15.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

          15.11 Interpretation; Knowledge. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity, or the context, may require. Further, it is acknowledged by the parties that this Agreement has undergone several drafts with the negotiated suggestions of both; and, therefore, no presumptions shall arise favoring either party by virtue of the authorship of any of its provisions or the changes made through revisions. Whenever in this Agreement the term "to the best knowledge of Seller or Shareholders" or the like is used, Seller and Shareholders shall each be deemed to have the knowledge of Seller's Shareholders, officers, directors and key employees, and of its Affiliates; and Seller and Shareholders shall each be under a duty of due inquiry.

          15.12 Entire Agreement. This Agreement, including the Exhibits and attachments hereto, which are incorporated herein by reference, constitutes the entire agreement between the parties hereto with regard to the matters contained herein and it is understood and agreed that all previous undertakings, negotiations, letters of intent and agreements between the parties are merged herein. This Agreement may not be modified orally, but only by an agreement in writing signed by Buyer, Seller and Shareholders.

          15.13 Legal Fees and Costs. In the event any party incurs legal expenses to enforce or interpret any provision of this Agreement, the prevailing party will be entitled to recover such legal expenses, including, without limitation, attorney's fees, costs and disbursements, in addition to any other relief to which such party shall be entitled.

          15.14 Disclosure. Any information fairly disclosed in any Section or Paragraph of this Agreement or any Exhibit or attachment hereto or in any document furnished by Seller or the Shareholders prior to the Closing shall constitute disclosure for purposes of all other sections, paragraphs, Exhibits, attachments or documents.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        "SELLER":

                                        PHARMACARE, INC.


                                        By:    ________________________________
                                        Title: ________________________________

                                        "SHAREHOLDERS":



                                        _______________________________________
                                        DAVID STEPHENSON


                                        _______________________________________
                                        MIKE LAUTIGAR


                                        _______________________________________
                                        WILLIAM CUNDIFF


                                        _______________________________________
                                        SAMUEL CUNDIFF


                                        _______________________________________
                                        WALLACE CUNDIFF



                                        "BUYER"

                                        INSTITUTIONAL PHARMACY SERVICES, INC.



                                        By:    ________________________________
                                        Title: ________________________________

                                 EXHIBIT INDEX
                                PHARMACARE, INC.

        [Copies of Schedules and Exhibits to be Furnished Upon Request]


A        Type of services and products provided by the Seller at each location
1.1(1)   Real Estate
1.1(2)   Equipment and Furnishings, including vehicles
1.2      Excluded Assets
1.3(a)   Assumed Liabilities Cap
1.3(b)   Assumed Liabilities
3.2      Allocation of Purchase Price
4.3      Financial Statements
4.4      Operations since December 31, 1996
4.5      Absence Certain Liabilities
4.6      Employment Discrimination
4.7(1) Licenses and Permits; Licensure Surveys; Deficiency Reports; List of Regulatory Bodies
4.11     List and Copies/Summaries of Leases, Agreements and Contracts
4.14     Litigation
4.15     Seller's Employees
4.17     Insurance; Summary of Coverage; Pending Claims
4.20     Intellectual Property
4.23(1)  Welfare Benefit Plans
4.23(2)  Pension Benefit Plans
4.23(3)  Unfunded Liabilities
4.27     Operating Targets
9.7      Form of Employment Agreement with:
              (a)      David Stephenson
              (b)      Mike Lautigar
10.1(b)  Form of Bill of Sale
10.1(d)  Leases and Contracts not assumed
10.3     Form of Opinion of Counsel for the Seller and Shareholders